UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2018

Zafgen, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Portland Street, 4th Floor Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 622-4003

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Departure of Frances K. Heller and Bruce Booth, Ph.D. as Directors

On June 6, 2018, the Board of Directors (the “Board”) of Zafgen, Inc. (the “Company”) accepted the resignation and retirement of Frances K. Heller from her positions as a member of the Board and as a member of the audit committee of the Board.

On June 6, 2018, the Board also accepted the resignation and retirement of Bruce Booth, Ph.D. from his position as a member of the Board.

Ms. Heller’s and Dr. Booth’s departures were not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

Election of Wendy Everett, Sc.D. as Director

On June 6, 2018, the Company elected Wendy Everett, Sc.D., age 72, to serve as a member of the Board as a Class II director, to serve until the Company’s 2019 annual meeting of stockholders or until her successor is duly elected and qualified. The Company also appointed Dr. Everett to the audit committee of the Board.

Dr. Everett has more than 30 years of experience spanning a variety of healthcare, health policy, academic, entrepreneurial, educational and clinical care settings. Since 2002, Dr. Everett has held multiple executive-level positions (including CEO and President) at the Network for Excellence in Health Innovation (“NEHI”), formerly the New England Healthcare Institute, and currently serves as Special Advisor to the organization. She also currently serves as Senior Advisor to Avalere Health. Prior to her executive positions at NEHI, Dr. Everett was Managing Director at the Institute for the Future from 1995 to 2002, an independent, futures research organization. Other previous strategic and leadership roles held by Dr. Everett include Principal, GBE Consulting; Senior Vice President, Interpractice Systems; National Program Director, Kaiser Family Foundation; Vice President, Brigham and Women’s Hospital; National Program Director, Robert Wood Johnson Foundation; and other positions in academia and health care. Dr. Everett received a B.S. in psychology and education from University of Rochester and a B.S. in Nursing from University of California, San Francisco. Dr. Everett also earned her S.M. and Sc.D. in health policy and management from Harvard University.

As a non-employee director, Dr. Everett will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. There are no arrangements or understandings between Dr. Everett and any other person pursuant to which Dr. Everett was elected as a director, and there are no transactions between Dr. Everett and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Dr. Everett and the departure of Ms. Heller and Dr. Booth is being furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 6, 2018. As of April 11, 2018, the record date for the Annual Meeting, there were 27,563,346 outstanding shares of the Company’s common stock. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 18, 2018: (i) to elect Thomas O. Daniel, M.D., Cameron Geoffrey

McDonough, M.D. and Robert J. Perez as Class I directors of the Company to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2021 and until their successors have been duly elected and qualified (“Proposal 1”), and (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 2”).

The Company’s stockholders approved the Class I director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for Class I directors as follows:

Class I Director Nominee	For	Withhold	Broker Non-Votes
Thomas O. Daniel, M.D.	16,027,169	2,173,413	5,410,828
Cameron Geoffrey McDonough, M.D.	16,024,429	2,176,153	5,410,828
Robert J. Perez	15,962,970	2,237,612	5,410,828

The Company’s stockholders approved Proposal 2. The votes cast for Proposal 2 at the Annual Meeting were as follows:

For	Against	Abstain
23,423,489	170,294	17,627

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Zafgen, Inc. on June 7, 2018, furnished herewith.

*     *      *

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Zafgen, Inc. on June 7, 2018, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2018	ZAFGEN, INC.

	By:	/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer